AdCare Health Systems Reports Third Quarter 2016 Results Concludes Review of Strategic Alternatives ATLANTA, GA, November 14, 2016—AdCare Health Systems, Inc. (NYSE MKT: ADK) (NYSE MKT: ADK.PRA), a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term care, today reported results for the three months and nine months ended September 30, 2016. Business Update  Completed sale of nine Arkansas properties  Concluded its previously announced review of strategic alternatives for the Company and is implementing a go-forward strategy focusing on specific initiatives to increase shareholder value  Announced share repurchase programs for up to 1.0 million shares of common stock and up to 100,000 shares of preferred stock  Reduced quarterly general and administrative expense to $1.6 million in the third quarter, down over 25% sequentially as compared to the second quarter  Refinanced the conventional bank debt on its Georgetown facility with $3.7 million of HUD debt On March 29, 2016, the Company announced that the Board of Directors had begun to explore strategic alternatives for the Company given that its transition to a healthcare property holding and leasing company was complete. After a thorough and objective review of all potential alternatives and careful consideration, the Board of Directors, in consultation with its financial advisor, Stifel, determined that continuation of the Company’s strategy, including portfolio improvement and the redeployment of net cash proceeds from the sale of its nine Arkansas facilities, is currently the best alternative for enhancing shareholder value and is in the best interest of shareholders. “The Board has thoroughly and diligently evaluated a wide range of strategic alternatives, including a sale or merger of the Company,” continued McBride. “We reached out to a significant number of interested parties and received proposals from several parties. The Board determined, following consultation with Stifel, that such proposals would not provide adequate value to shareholders and would not be in their best interest at this time.” Strategic Plan Management is focused on the following initiatives to increase shareholder value, some of which are the result of feedback from the review of strategic alternatives:

 Continue to work closely with its existing operators, including making limited investments in the Company’s facilities at attractive returns on capital which will increase rent and help improve the credit profile of the portfolio. In order to regain recertification, the Company has invested in two facilities currently operated by Peach Health Group and formerly operated by New Beginnings Care LLC which filed for reorganization under the Bankruptcy Code earlier this year. The Company anticipates recertification of these facilities by the end of the year. In the third quarter, the Company has begun to see an improvement in the coverage ratios, as Rent Coverage Before Management Fees improved sequentially from 1.3x to 1.5x and Rent Coverage After Management Fees improved sequentially from 0.9x to 1.2x.  Redeploy the net cash proceeds from the Arkansas sale to increase shareholder value. This would include the repurchase of common and preferred stock, repayment of debt and selective acquisition of facilities. The Board has approved a 1.0 million share common stock repurchase program and a 100,000 share preferred stock repurchase program. As part of its acquisition strategy, AdCare will pursue opportunities to acquire facilities currently leased by AdCare and subleased to third-party operators. During the strategic review, the valuations on leasehold interests were significantly discounted by interested parties even though the leases have over 10 years remaining. The Company has the right of refusal on nine of its 11 leased facilities.  The Company will continue to reduce overhead costs and continue to resolve, when possible, the remaining professional liabilities resulting from its discontinued operations business. During the third quarter the Company has further reduced its overhead from $2.1 million to $1.6 million, a 25.2% reduction. “Our portfolio operating metrics, particularly rent coverages, continue to improve as our local and regional operator tenants have been implementing their operating strategies,” added Mr. McBride. “From an operational perspective, in the third quarter we further reduced our general and administrative expenses by more than $500,000 or 25% from the second quarter of 2016 as a result of planned headcount reduction and lower other expenses. We expect further reductions in G&A as activity related to our legacy business diminishes. We refinanced conventional bank debt (interest rate of 4.71%) associated with our Georgetown facility with $3.7 million of debt guaranteed by the US Department of Housing and Urban Development at an interest rate of 2.98%. The steady improvement in the overall credit profile of our property portfolio, along with lower G&A costs and debt refinancing activity, creates additional value for shareholders.” Under the new share repurchase programs announced today, shares may be purchased from time to time in open market transactions at prevailing market prices, in privately negotiated transactions or by other means in accordance with federal securities laws. The actual timing, number and value of shares repurchased under the programs will be determined by the Company in its discretion and will depend on a number of factors, including the market price of the shares, general market and economic conditions, and applicable legal and contractual requirements. The share repurchase programs may be suspended, discontinued or terminated at any time without prior notice.

The new share repurchase programs announced today will terminate on November 10, 2017. The common stock repurchase program that was previously announced by the Company on November 9, 2015 has terminated. In September 2016, the Company ceased sales of its Series A Preferred Stock under its previously announced at-the-market sales agreements and related shelf registration statement and will not engage in any such sales unless the preferred stock repurchase program announced today has terminated. Summary of Financial Results for the Three Months and Nine Months Ended September 30, 2016 Revenues in the third quarter of 2016 were $7.2 million, up 16.9% from $6.1 million in the third quarter of 2015. Revenues for the nine months ended September 30, 2016, increased by 76.2% to $21.4 million from $12.1 million for the nine months ended September 30, 2015. The increase in revenues reflects the Company’s transition to a healthcare property holding and leasing company. In accordance with accounting principles generally accepted in the United States, the Company recognized all rental revenues on a straight line rent accrual basis, except rental revenues for the nine facilities leased to affiliates of Skyline Healthcare LLC, for which revenue is recognized based on cash rent owed (due to the pending sale of the facilities at September 30, 2016), and rental revenues for two facilities leased to affiliates of Peach Health Group LLC for which rental revenues are not recognized due to the current reimbursement status of the facilities. General and administrative costs decreased by $516,000, or 24.4%, to $1.6 million for the three months ended September 30, 2016, compared with $2.1 million for the same period in 2015. For the three months ended September 30, 2016 and 2015, general and administrative costs include $170,000 and $245,000, respectively, of stock-based compensation expense. General and administrative costs for the nine months ended September 30, 2016 decreased by approximately $1.7 million, or 21.7%, to $6.3 million, compared with $8.0 million for the same period in 2015. For the nine months ended September 30, 2016 and 2015, general and administrative costs include $890,000 and $677,000, respectively, of stock-based compensation expense. The loss from discontinued operations, net of tax for the quarter was $2.2 million, compared with $3.1 million for the prior-year period. Year-to-date, the loss from discontinued operations, net of tax was $6.5 million, compared with loss from discontinued operations, net of tax of $2.3 million for the prior-year period. The losses in the three and nine month periods ended September 30, 2016 were primarily due to increased reserves for professional liability claims in connection with legacy operations as well as higher bad debt expense related to legacy patient care related receivables. Net loss attributable to AdCare common stockholders in the third quarter of 2016 was $3.9 million, or $0.19 per diluted share, compared with $6.3 million, or $0.32 per basic and diluted share for the third quarter of 2015. For the nine months ended September 30, 2016, the net loss attributable to AdCare common stockholders was $14.4 million, or $0.72 per basic and diluted share, compared with a net loss of $18.5 million, or $0.94 per basic and diluted share, in the year-ago period. Cash and cash equivalents at September 30, 2016, totaled $1.5 million, compared with $2.7 million at December 31, 2015. Restricted cash and investments at September 30, 2016, totaled $5.5 million, excluding $3.6 million of restricted cash included in assets of disposal group held for sale, compared with $12.7 million at December 31, 2015. Total debt outstanding at September 30, 2016, totaled $115.5 million, compared with $122.8 million at December 31, 2015 (including $32.0 million and $958,000 in liabilities of disposal group held for sale and net of $2.3 million and $2.7 million of deferred financing costs at September 30, 2016 and December 31, 2015, respectively). See our Current Report on Form 8-K, filed on October 11, 2016, for a discussion of the completed sale of our nine facilities in Arkansas. Conference Call and Webcast AdCare will hold a conference call to discuss its third quarter 2016 financial results on Monday, November 14, 2016, at 4:30 p.m. ET.  Date and time: Monday, November 14, 2016 at 4:30 p.m. ET  Dial-in number: 1-800-311-6662 (domestic) or 1-719-325-2390 (international)  Reference passcode: 8326469  Replay number: Dial 844-512-2921 (domestic) or 1-412-317-6671 (international). Reference passcode: 8326469 to access the replay. The replay will be available until November 21, 2016.  Webcast link: http://public.viavid.com/index.php?id=121726 About AdCare Health Systems AdCare Health Systems, Inc. (NYSE MKT: ADK) (NYSE MKT: ADK.PRA) is a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term healthcare through facility lease and sub-lease transactions. AdCare currently owns, leases or manages for third parties 29 facilities. For more information about AdCare, visit www.adcarehealth.com. Important Cautions Regarding Forward-Looking Statements This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements in this press release regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements. Forward-looking statements in this press release include, among others, statements regarding the new share repurchase programs, improving the credit profile of the portfolio, timing and prospects of recertification of two Georgia facilities, the acquisition of facilities, the reduction of overhead costs, the resolution of professional liability claims and increasing shareholder value. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those projected or contemplated by our forward-looking statements due to various factors, including, among others: our dependence on the operating success of our operators; the significant amount of, and our ability to service, our indebtedness; covenants in our debt agreements that may restrict our ability to make investments, incur additional indebtedness and refinance indebtedness on favorable terms; the availability and cost of capital; our ability to raise capital through equity and debt financings or through the sale of assets; the effect of increasing healthcare regulation and enforcement on our operators and the dependence of our operators on reimbursement from governmental and other third-party payors; the relatively illiquid nature of real estate investments; the impact of litigation and rising insurance costs on the business of our operators; the impact on us of litigation relating to our prior operation of our healthcare properties; the effect of our operators declaring bankruptcy, becoming insolvent or failing to pay rent as due; the ability of any of our operators in bankruptcy to reject unexpired lease obligations and to impede our ability to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations; our ability to find replacement operators and the impact of unforeseen costs in acquiring new properties; and other factors discussed from time to time in our news releases, public statements and documents filed by us with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These forward- looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by applicable law. Company Contacts Investor Relations Bill McBride Allan Rimland Brett Maas Chairman and CEO President and CFO Managing Partner AdCare Health Systems, Inc. AdCare Health Systems, Inc. Hayden IR Tel (678) 368-4345 Tel (678) 869-5116 Tel (646) 536-7331 bill.mcbride@adcarehealth.com allan.rimland@adcarehealth.com brett@haydenir.com

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Amounts in 000’s) September 30, December 31, ASSETS 2016 2015 (Unaudited) Current assets: Cash and cash equivalents 1,457$ 2,720$ Restricted cash 1,796 9,169 Accounts receivable, net of allowance of $10,303 and $12,487 3,327 8,805 Prepaid expenses and other 2,130 3,214 Assets of disposal group held for sale 49,824 1,249 Total current assets 58,534 25,157 Restricted cash and investments 3,682 3,558 Property and equipment, net 79,320 126,676 Intangible assets - bed licenses 2,471 2,471 Intangible assets - lease rights, net 2,920 3,420 Goodwill 2,105 4,183 Lease deposits 1,426 1,812 Other assets 3,855 1,996 Total assets 154,313$ 169,273$ LIABILITIES AND DEFICIT Current liabilities: Current portion of notes payable and other debt 11,464$ 50,960$ Current portion of convertible debt 7,700 - Accounts payable 4,041 8,741 Accrued expenses and other 6,089 3,125 Liabilities of disposal group held for sale 32,036 958 Total current liabilities 61,330 63,784 Notes payable and other debt, net of current portion: Senior debt, net 56,174 54,742 Bonds, net 6,566 6,600 Convertible debt, net 1,394 8,968 Other debt, net 169 531 Other liabilities 4,346 3,380 Deferred tax liability 389 389 Total liabilities 130,368 138,394 Preferred stock, no par value; 5,000 shares authorized; 2,764 and 2,427 shares issued and outstanding, redemption amount $69,096 and $60,273 at September 30, 2016 and December 31, 2015, respectively 61,504 54,714 Stockholders' deficit: Common stock and additional paid-in capital, no par value; 55,000 shares authorized; 19,892 and 19,861 issued and outstanding at September 30, 2016 and December 31, 2015, respectively 61,611 60,958 Accumulated deficit (99,170) (84,793) Total stockholders' deficit (37,559) (23,835) Total liabilities and stockholders' deficit 154,313$ 169,273$

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in 000's, except per share data)

(Unaudited)

(Amounts in 000's)	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Revenues:				
Rental revenues	$ 6,912	$ 5,826	$ 20,651	$ 11,322
Management fee and other revenues	253	304	760	827
Total revenues	7,165	6,130	21,411	12,149
Expenses:				
Facility rent expense	2,176	1,736	6,523	3,552
Depreciation and amortization	1,124	1,911	4,176	5,384
General and administrative expense	1,598	2,114	6,275	8,014
Other operating expense	241	309	1,413	530
Total expenses	5,139	6,070	18,387	17,480
Income (loss) from operations	2,026	60	3,024	(5,331)
Other expense:				
Interest expense, net	1,801	1,830	5,377	6,599
Loss on extinguishment of debt	-	-	-	680
Other expense	-	268	51	749
Total other expense, net	1,801	2,098	5,428	8,028
Income (loss) from continuing operations before income taxes	225	(2,038)	(2,404)	(13,359)
Income tax expense	3	-	3	20
Income (loss) from continuing operations	222	(2,038)	(2,407)	(13,379)
Loss from discontinued operations, net of tax	(2,210)	(3,057)	(6,513)	(2,328)
Net loss	(1,988)	(5,095)	(8,920)	(15,707)
Net loss attributable to noncontrolling interests	-	284	-	784
Net loss attributable to AdCare Health Systems, Inc.	(1,988)	(4,811)	(8,920)	(14,923)
Preferred stock dividends	(1,879)	(1,499)	(5,457)	(3,582)
Net loss attributable to AdCare Health Systems, Inc. Common Stockholders	$ (3,867)	$ (6,310)	$ (14,377)	$ (18,505)
Net loss per share of common stock attributable to AdCare Health Systems, Inc.				
Basic and diluted:				
Continuing operations	$ (0.08)	$ (0.18)	$ (0.39)	$ (0.86)
Discontinued operations	$ (0.11)	$ (0.14)	$ (0.33)	$ (0.08)
	$ (0.19)	$ (0.32)	$ (0.72)	$ (0.94)
Weighted average shares of common stock outstanding:				
Basic and diluted	19,917	19,838	19,909	19,617

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL OPERATING METRICS

Portfolio Operating Metrics (1)	Three Months Ended March 31, 2016	Three Months Ended June 30, 2016	Three Months Ended September 30, 2016
Occupancy (%)	82.3%	81.7%	82.6%
Skilled Mix (2)	13.2%	12.3%	12.1%
Rent Coverage Before Management Fees	1.34	1.32	1.51
Rent Coverage After Management Fees	0.98	0.93	1.17

(1) Excludes nine Arkansas facilities, which were sold on October 6, 2016, three Georgia facilities currently operated by Peach Healthcare Group, and three Ohio facilities currently managed by the Company.

(2) Skilled Mix refers to Medicare A and Managed Care Resources Utilization Groups (RUGs) census. Includes one assisted living facility in Ohio.